CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Auditors" and "Financial Statements" in the Statement of Additional Information included in Post-Effective Amendment No. 6 to the Registration Statement (Form N-1A, No. 33-79166) of Equi-Select Series Trust.

We also consent to the incorporation by reference of our report dated February 20, 1998 the financials statements of Equi-Select Series
Trust, included in the 1997 Annual Report to Contractholders.

                                                  /s/ ERNST & YOUNG LLP


Boston, Massachusetts
February 27, 1998